Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM T-1
                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             ----------------------

          Check if an Application to Determine Eligibility of a Trustee
                     Pursuant to Section 305(b)(2)______

                             ----------------------
                               FIRSTAR BANK, N.A.
               (Exact name of trustee as specified in its charter)


                      Wisconsin                                 39-0281225
          (Jurisdiction of incorporation or                  (I.R.S. Employer
     organization if not a U. S. National Bank)           Identification Number)

   777 East Wisconsin Avenue, Milwaukee, Wisconsin                 53202
      (Address of principal executive offices)                  (Zip Code)


                               Firstar Bank, N.A.
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                            Telephone (414) 765-5725
           (Name, address, and telephone number of agent for service)


                         Alliant Energy Resources, Inc.
               (Exact name of obligor as specified in its charter)

                Wisconsin                                39-1605561
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)              Identification Number)

            200 First Street SE
            Cedar Rapids, Iowa                              52401
   (Address of principal executive offices)               (Zip Code)

                          7 3/8% Senior Notes due 2009
                         (Title of indenture securities)


                           Alliant Energy Corporation
               (Exact name of obligor as specified in its charter)

                Wisconsin                                39-1380265
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)              Identification Number)

        222 West Washington Avenue
         Madison, Wisconsin 53703                          53703
   (Address of principal executive offices)              (Zip Code)

                   Guarantees of 7 3/8% Senior Notes due 2009
                         (Title of indenture securities)

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

              Comptroller of the Currency, Washington, D.C.
              Federal Deposit Insurance Corporation, Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

              The corporate trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

Item 3.   Voting Securities of the Trustee.

          Furnish  the  following   information  as  to  each  class  of  voting
          securities of the trustee:

                             As of December 13, 1999

                      Col. A                               Col. B
                  Title of class                     Amount outstanding

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 4.   Trusteeships under Other Indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

              Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

              Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 6.   Voting  Securities  of the  Trustee  Owned by the  Obligor  or its
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                             As of December 13, 1999

              Col. A         Col. B              Col. C           Col. D
          Name of owner   Title of class      Amount owned     Percentage of
                                              beneficially     voting securities
                                                                represented by
                                                                amount given
                                                                 in Col. C

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 7.   Voting Securities of the Trustee Owned by Underwriters or their
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                             As of December 13, 1999


              Col. A         Col. B              Col. C           Col. D
          Name of owner   Title of class      Amount owned     Percentage of
                                              beneficially     voting securities
                                                                represented by
                                                                amount given
                                                                 in Col. C


          Per General Instruction B to form T-1, no response is required to this item as the obligor is not presently in default.

Item 8.   Securities of the Obligor Owned or Held by the Trustee.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                             As of December 13, 1999

            Col. A         Col. B             Col. C               Col. D
         Title of class    Whether         Amount owned           Percent of
                        the securities  beneficially or held   class represented
                          are voting    as collateral security  by amount given
                         or nonvoting     for obligations         in Col. C
                          securities       in default

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 9.   Securities of Underwriters Owned or Held by the Trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                             As of December 13, 1999

              Col. A        Col. B             Col. C               Col. D
              Name of       Amount          Amount owned          Percent of
            issuer and    outstanding   beneficially or held   class represented
          title of class               as collateral security   by amount given
                                         for obligations in        in Col. C
                                         default by trustee

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                             As of December 13, 1999


              Col. A        Col. B             Col. C               Col. D
              Name of       Amount          Amount owned          Percent of
            issuer and    outstanding   beneficially or held   class represented
          title of class               as collateral security   by amount given
                                         for obligations in        in Col. C
                                         default by trustee

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                             As of December 13, 1999

              Col. A        Col. B             Col. C               Col. D
              Name of       Amount          Amount owned          Percent of
            issuer and    outstanding   beneficially or held   class represented
          title of class               as collateral security   by amount given
                                         for obligations in        in Col. C
                                         default by trustee

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                             As of December 13, 1999

                   Col. A                     Col. B                Col. C
           Nature of indebtedness       Amount outstanding         Date due

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 14.  Affiliations with the Underwriters.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 15.  Foreign Trustee.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable

Item 16.  List of Exhibits.

          List  below  all  exhibits   filed  as  part  of  this   statement  of
          eligibility.

          1. A copy of the Articles of Association of Firstar Bank, N.A. as now in effect (filed herewith).

          2. Certificate of authority of the Trustee to commence business (contained in Exhibit 1).

          3. Authorization of the Trustee to exercise trust (filed herewith).

          4. A copy of the existing By-Laws of Firstar Bank, N.A. (filed herewith).

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (filed herewith).

          7. A copy of the latest report of condition of the Trustee (formerly known as Firstar Bank Milwaukee, N.A.) published pursuant to law or the requirement of its supervising or examining authority (filed herewith).

                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Firstar Bank, N.A., a corporation organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, and State of Wisconsin, on the 13th day of December, 1999.


                                      FIRSTAR BANK, N.A.
                                            (Trustee)


                                      By: /s/Yvonne Siira
                                          ---------------
                                          Yvonne Siira, Assistant Vice President
                                          --------------------------------------
                                          (Name and title)

                                      By:    /s/Pamela Warner
                                          -------------------
                                          Pamela Warner, Assistant Secretary
                                          ----------------------------------
                                          (Name and title)

                                    Exhibit 1


                       FIRSTAR BANK, NATIONAL ASSOCIATION
                       ----------------------------------

                                 CHARTER NO. 24
                                 --------------

                             ARTICLES OF ASSOCIATION
                             -----------------------

FIRST:  The  title  of  this  Association  shall  be  "Firstar  Bank,   National
Association".

SECOND: The main office of the Association shall be in the city of Cincinnati, County of Hamilton, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

THIRD: The Board of Directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by re solution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

FOURTH: The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified thereof by the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

FIFTH: The authorized amount of capital stock of this Association shall be 3,640,000 shares of common stock of the par value of five dollars ($5.00) each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

The Association, at any time and from time to time, may authorize and issue debt
obligations,   Whether  or  not  subordinated,   without  the  approval  of  the
shareholders.

SIXTH: The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another Director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association. The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

SEVENTH: The Board of Directors, without need for approval of shareholders, shall have the power to change the location of the main office of this Association to any other place within the limits of Cincinnati, Ohio, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

EIGHTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH: The Board of Directors of this Association, the Chairman of the Board, the President, or any three or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

TENTH: Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association. And, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of

Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of Directors. And, provided further, that no director, officer or employee shall be so indemnified or reimbursed for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency where said proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this Association. The foregoing right of indemnification shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law. The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ELEVENTH: These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount.

r/legal/articles

                                    Exhibit 3



Comptroller of the Currency
Administrator of National Banks

                         Certificate of Fiduciary Powers



I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:



1.       The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking

Associations.



2.  "Firstar Bank, National Association," Cincinnati, Ohio, (Charter No.

24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of

Congress approved September 28, 1062, 76 Stat. 668, 12 U.S.C. 92a, and

that the authority so granted remains in full force and effect on the date of this Certificate.



                           IN TESTIMONY WHEREOF, I have hereunto

                           subscribed my name and caused my seal of office to

(seal)                     be affixed to these presents at the Treasury

                           Department in the City of Washington and District

                           Of Columbia, this 19th day of October, 1999.



                           /s/ John D. Hawke, Jr.
                           -----------------------

                           Comptroller of the Currency

                                    Exhibit 4


                               FIRSTAR BANK, N. A.

                                     BY-LAWS


                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS


SECTION 1. ANNUAL MEETING
-------------------------

The annual meeting of shareholders shall be held in the main banking house of the Association at 11:00 a.m. on the second Tuesday in March of each year. Notice of such meeting shall be mailed to shareholders not less than ten (10) nor more than sixty (60) days prior to the meeting date.

SECTION 2. SPECIAL MEETINGS
---------------------------

Special meetings of shareholders may be called and held at such times and upon such notice as is specified in the Articles of Association.

SECTION 3. QUORUM
-----------------

A majority of the outstanding capital stock represented in person or by proxy shall constitute a quorum of any meeting of the shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held as adjourned without further notice.

SECTION 4. INSPECTORS
---------------------

The Board of Directors may, and in the event of its failure so to do, the Chairman of the Board shall appoint Inspectors of Election who shall determine the presence of quorum, the validity of proxies, and the results of all elections and all other matters voted upon by shareholders at all annual and special meetings of shareholders.

SECTION 5. VOTING
-----------------

In deciding on questions at meetings of shareholders, except in the election of directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders, except where by law a larger vote is required. In all elections of directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares equal, or to distribute them on the same principle among as many candidates as he shall think fit.

SECTION 6. WAIVER AND CONSENT
-----------------------------

The shareholders may act without notice and/or a meeting by a unanimous written consent by all shareholders.


                                   ARTICLE II

SECTION 1. TERM OF OFFICE
-------------------------

The directors of this Association shall hold office for one year and until their successors are duly elected and qualified.

SECTION 2. REGULAR MEETINGS
---------------------------

The organizational meeting of the Board of Directors shall be held on the same date as soon as practical following the annual meeting of shareholders at the main banking house. Other regular meetings of the Board of Directors shall be held without notice at 11:00 a.m. on the second Tuesday of June, September and December, at the main banking house, or, provided notice is given by telegram, letter, telephone or in person to every Director, at such time and place as may be designated in the notice of the meeting. When any regular meeting of the Board falls on a holiday, the meeting shall be held on the next banking business day, unless the Board shall designate some other day.

SECTION 3. SPECIAL MEETINGS
---------------------------

Special meetings of the Board of Directors may be called by the Chairman of the Board of the Association, or at the request of three or more Directors. Notice of the time, place and purposes of such meetings shall be given by telegram, letter, telephone or in person to every Director.

SECTION 4. QUORUM
-----------------

A majority of the entire membership of the Board shall constitute a quorum of any meeting of the Board.

SECTION 5. NECESSARY VOTE
-------------------------

A majority of those Directors present and voting at any meeting of the Board of Directors shall decide each matter considered, except where otherwise required by law or the Articles or By-Laws of this Association.

SECTION 6. COMPENSATION
-------------------------

Directors, excluding full-time employees of the Bank, shall receive such reasonable compensation as may be fixed from time to time by the Board of Directors.

SECTION 7. ELECTION-AGE LIMITATION
----------------------------------

No person shall be elected or re-elected a Director after reaching his seventieth (70th) birthday, provided that any person who is a Director on December 10, 1985, may continue to be re-elected a Director until he reaches his seventy-fifth (75th) birthday.

SECTION 8. RETIREMENT-AGE LIMITATION
------------------------------------

Every Director of the Bank shall retire no later than the first month next following his seventieth (70th) birthday, except for any person who was a Director on December 10, 1985, who shall retire not later than the first of the next month following his seventy-fifth (75th) birthday.

SECTION 9. DIRECTORS EMERITUS
-----------------------------

The Board shall have the right from time to time to choose as Directors Emeritus persons who have had prior service as members of the Board and who may receive such compensation as shall be fixed from time to time by the Board of Directors.


                                   ARTICLE III
                                    OFFICERS

SECTION 1. WHO SHALL CONSTITUTE
-------------------------------

The officers of the Association shall be a Chairman of the Board, a President, a Secretary, and other officers such as Chairman of the Executive Committee, Vice Chairman of the Board, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Trust Officers, Trust Investment Officers, Trust Real Estate Officers, Assistant Trust Officers, a Controller, Assistant Controller, an Auditor and Assistant Auditors, as the Board may appoint from time to time. Any person may hold two offices. The Chairman of the Board, all Vice Chairmen of the Board and the President shall at all times be members of the Board of Directors.

SECTION 2. TERM OF OFFICE
-------------------------

All officers shall be elected for and shall hold office for one year and until their successors are elected and qualified, subject to the right in the Board of Directors by a majority vote of the entire membership to discharge any officer at any time.

SECTION 3. CHAIRMAN OF THE BOARD
--------------------------------

The Chairman of the Board shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the Board of Directors. In addition, unless the Board of Directors shall have designated the President to be the Chief Executive Officer, the Chairman of the Board shall be the Chief Executive Officer and shall have all the powers and duties of the Chief Executive Officer. He shall, when present, preside at all meetings of shareholders and directors and shall be ex officio a member of all committees of the Board. He shall name all members of the committees of the Board, subject to the confirmation thereof by the Board.

If he is Chief Executive Officer, in the event there is a vacancy in the position of President or in the event of the absence or incapacity of the President, the Chairman may appoint, or in the event of his failure to do so, the Board of Directors or the Executive Committee thereof may designate, any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President of the Association temporarily to exercise the powers and perform the duties of the Chairman as Chief Executive Officer when the Chairman is absent or incapacitated.

If the President has been designated Chief Executive Officer by the Board of Directors, in the event that there is a vacancy in the position of the President or in the event of the absence or incapacity of the President, the Chairman shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the President, including the powers to name temporarily a Chief Executive Officer to serve in the absence of the Chairman.

SECTION 4. PRESIDENT
--------------------

The President shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the Board of Directors. In addition, if designated by the Board of Directors, the President shall be the Chief Executive Officer and shall have all the powers and duties of the Chief Executive Officer, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President if there is a vacancy in the position of the Chairman or in the event of the absence or incapacity of the Chairman.

If the Chairman has been designated Chief Executive Officer by the Board of Directors, in the event that there is a vacancy in the position of the Chairman of the Board or in the event of the absence or incapacity of the Chairman of the Board, the President shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the Chairman of the Board, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President.

SECTION 5. CHAIRMAN OF THE EXECUTIVE COMMITTEE
----------------------------------------------

The Board of Directors shall have the power to elect a Chairman of the Executive Committee. Any such Chairman of the Executive Committee shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

SECTION 6. VICE CHAIRMEN OF THE BOARD
-------------------------------------

The Board of Directors shall have the power to elect one or more Vice Chairmen of the Board of Directors. Any such Vice Chairmen of the Board shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the Chairman of the Board or by the Board of Directors.

SECTION 7. OTHER OFFICERS
-------------------------

The Secretary and all other officers appointed by the Board of Directors shall have such duties as defined by law and as may from time to time be assigned to them by the Chief Executive Officer or the Board of Directors.

SECTION 8. RETIREMENT
---------------------

Every officer of the Association shall retire not later than the first of the month next following his 65th birthday. The Board of Directors may, in its discretion, set the retirement date and terms of retirement of an officer at a date later than provided above.


                                   ARTICLE IV
                                   COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE
------------------------------

There shall be a standing committee of Directors in this Association to be known as the Executive Committee. This committee shall meet at 11:00 a.m. on the-first and last two Tuesdays of each month. It shall have all of the powers of the Board of Directors between meetings of the Board, except as the Board only by law is authorized to perform or exercise. All actions of the Executive Committee shall be reported to the Board of Directors.

In the event that any member of the Executive Committee is unable to attend a meeting of that committee, the Chairman of the Board or the President may, at his discretion, appoint another Director to attend said meeting of the Executive Committee and for that meeting to serve as a member of the Executive Committee with full power to act in place of the absent regular member of the Committee.

SECTION 2. COMPENSATION COMMITTEE
---------------------------------

There shall be a standing committee of Directors of this Association to be known as the Compensation Committee who shall review the compensation of all Executive Officers and those officers who participate in the Profit Sharing Pool as well as fees for directors of the Association. They will recommend specific compensation arrangements to the Board of Directors for their confirmation.

SECTION 3. COMMITTEE ON AUDIT
-----------------------------

There shall be a standing committee of Directors of this Association to be known as the Committee on Audit, none of whose members shall be active officers of the Association. This Committee shall make or cause to be made a suitable examination of the affairs of the Association and the Trust Department at least once during each period of twelve months. The results of such examination shall be reported in writing to the Board at the next regular meeting thereafter stating whether the Association and/or Trust Department is in a sound solvent condition, whether adequate internal audit controls and procedures are being maintained and make such recommendations as it deems advisable.

SECTION 4. TRUST COMMITTEE
--------------------------

There shall be a standing committee of Directors of this Association to be known as the Trust Committee. The Trust Committee shall determine policies of the Department and review actions of the Trust Investment Committee. All actions of the Trust Committee shall be reported to the Board of Directors.

SECTION 5. TRUST POLICY COMMITTEE
---------------------------------

There shall be a standing committee of this Association to be known as the Trust Policy Committee composed of officers of the Association. The Trust Policy Committee or such officers as may be duly designated by the Trust Policy Committee, shall pass upon the acceptance of all trusts, the closing out or relinquishment of all trusts and the making, retention, or disposition of all investments of trust funds in conformity with policies established by the Trust Committee. Actions of the Trust Policy Committee shall be reported to the Trust Committee.

SECTION 6. PENSION COMMITTEE
----------------------------

There shall be a standing committee of directors or officers of this Association to be known as the Pension Committee, who shall have the powers and duties as set forth in the Association's Employees' Pension Plan. A report of the condition of the pension fund shall be submitted annually to the Board of Directors.

SECTION 7. OTHER COMMITTEES
---------------------------

The Chairman may appoint, from time to time, other committees for such purposes and with such powers as he or the Board may direct.


                                    ARTICLE V
                                      SEAL

SECTION 1. IMPRESSION
---------------------

The following is an impression of the seal of this Association.


G:CORPSEC:BANK:BYLAWS

                                    EXHIBIT 6



                CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b)
                       OF THE TRUST INDENTURE ACT OF 1939



Firstar Bank, N.A., as Trustee herein named, hereby consents that reports of examination of said Trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                      FIRSTAR BANK, N.A.
                                             (Trustee)


                                      By: /s/ Yvonne Siira
                                          ----------------
                                          Yvonne Siira, Assistant Vice President
                                          --------------------------------------
                                          (Name and title)

                                      By: /s/ Pamela Warner
                                          -----------------
                                          Pamela Warner, Assistant Secretary
                                          ----------------------------------
                                          (Name and title)


Dated:  December 13, 1999

                                    EXHIBIT 7


Legal Title of Bank:  Firstar Bank  Milwaukee,  N.A. Call Date:  12/31/98 ST-BK:
55-9180 FFIEC 031
Address: 777 East Wisconsin Avenue            Page RC-1
City, State Zip:  Milwaukee, Wisconsin 53202
FDIC Certificate No.: | 0 | 5 | 3 | 0 | 8 |

             CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS for December 31, 1998


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                        Schedule RC--Balance Sheet

                                                                                                       |     C400  |
                                         Dollar Amounts in Thousands                            RCFD Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):  .  | / / / / / / / / / / / / / / |
     a.  Noninterest-bearing balances and currency and coin (1).................      0081                940,843     1.a.
     b.  Interest-bearing balances (2)..........................................      0071                  4,624     1.b.
2.   Securities   ..............................................................  | / / / / / / / / / / / / / / |
     a.  Held-to-maturity securities (from Schedule RC-B, Column A):............      1754                      0     2.a.
     b.  Available-for-sale securities (from Schedule RC-B, Column D)...........      1773                911,883     2.b.
3.   Federal funds sold and securities purchased under agreements to resell  ...      1350                936,258     3.
4.   Loans and lease financing receivables:.....................................  | / / / / / / / / / / / / / / |
     a.  Loans and leases, net of unearned income ..............................  | / / / / / / / / / / / / / / |
         (from Schedule RC-C).........................  | RCFD 2122 |  5,832,760  | / / / / / / / / / / / / / / |     4.a.
     b.  LESS:  Allowance for loan and lease losses.  | RCFD 3123 |       84,275  | / / / / / / / / / / / / / / |     4.b.
     c.  LESS:  Allocated transfer risk reserve.. | RCFD 3128 |                0  | / / / / / / / / / / / / / / |     4.c.
     d.  Loans and leases, net of unearned income, allowance, and reserve.......  | / / / / / / / / / / / / / / |
         (Item 4.a. minus 4.b. and 4.c.)........................................      2125              5,748,485     4.d.
5.   Trading assets (from Schedule RC-D)........................................      3545                 13,839     5.
6.   Premises and fixed assets (including capitalized leases)...................      2145                145,301     6.
7.   Other real estate owned (from Schedule RC-M)...............................      2150                     88     7.
8.   Investments in unconsolidated subsidiaries and associated companies........  | / / / / / / / / / / / / / / |
     (from Schedule RC-M).......................................................      2130                      0     8.
9.   Customers' liability to this bank on acceptances outstanding...............      2155                  9,891     9.
10.  Intangible assets (from Schedule RC-M).....................................      2143                110,634     10.
11.  Other assets (from Schedule RC-F)..........................................      2160                147,531     11.
12.  Total assets (sum of items 1 through 11)...................................      2170              8,969,377     12.

-----------

(1)  Includes  cash items in  process  of  collection  and  unposted  debits
(2)  Includes time certificates of deposit not held for trading



LIABILITIES
13.  Deposits:    ..............................................................  | / / / / / / / / / / / / / / |
     a.  In domestic offices (sum of totals of columns A and C from.............  | / / / / / / / / / / / / / / |
         Schedule RC-E, part 1).................................................  RCON 2200             5,325,682     13.a.
         (1)  Noninterest-bearing (1)...................| RCON 6631 |  1,458,862  | / / / / / / / / / / / / / / |     13.a.(1)
         (2)  Interest-bearing..........................| RCON 6636 |  3,866,820  | / / / / / / / / / / / / / / |     13.a.(2)
     b.  In foreign offices, Edge and Agreement ................................  | / / / / / / / / / / / / / / |
         subsidiaries, and IBFs (from Schedule RC-E, part II)...................  RCFN 2200               404,324     13.b.
         (1)  Noninterest-bearing.......................| RCFN 6631 |        582  | / / / / / / / / / / / / / / |     13.b.(1)
         (2)  Interest-bearing..........................| RCFN 6636 |    403,742  | / / / / / / / / / / / / / / |     13.b.(2)

                                        Schedule RC--Balance Sheet

                                                                                                       |     C400  |
                                         Dollar Amounts in Thousands                            RCFD Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------
LIABILITIES (continued)
14.  Federal funds purchased and securities sold under agreements to repurchase.  RCON 2800             1,834,422     14.
15.  a.  Demand notes issued to the U.S. Treasury...............................  RCON 2840                99,271     15.a.
     b.  Trading liabilities (From Schedule RC-D)...............................  RCFD 3548                12,368     15.b.
16.  Other borrowed money (including mortgage indebtedness and obligations under  | / / / / / / / / / / / / / / |
     capitalized leases) .......................................................  | / / / / / / / / / / / / / / |
     a.  With a remaining maturity of one year or less..........................  RCFD 2332                25,937     16.a.
     b.  With a remaining maturity of more than one year through three years....  RCFD A547                     0     16.b.
     c.  With a remaining maturity of more than three years.....................  RCFD A547                20,000     16.c.
17.  Not applicable.                                                              | / / / / / / / / / / / / / / |
18.  Bank's liability on acceptances executed and outstanding...................  RCFD 2920                 9,891     18.
19.  Subordinated notes and debentures (2)......................................  RCFD 3200               413,191     19.
20.  Other liabilities (from Schedule RC-G).....................................  RCFD 2930               190,228     20.
21.  Total liabilities (sum of items 13 through 20).............................  RCFD 2948             8,335,314     21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus .............................  RCFD 3838                     0     23.
24.  Common stock ..............................................................  RCFD 3230                76,600     24.
25.  Surplus (exclude all surplus related to preferred stock)...................  RCFD 3839               139,073     25.
26.  a. Undivided profits and capital reserves..................................  RCFD 3632               400,214     26.a.
     b. Net unrealized holding gains (losses) on available-for-sale securities..  RCFD 8434                18,176     26.b.
27.  Cumulative foreign currency translation adjustments........................  RCFD 3284                     0     27.
28.  Total equity capital (sum of items 23 through 27)..........................  RCFD 3210               634,063     28.
29.  Total liabilitiesand equity capital (sum of items 21 and 28)...............  RCFD 3300             8,969,377     29.

MEMORANDUM
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                                          Number
   bank by independent external auditors as of any date during 1997.............  RCFD 6724                   N/A     M.1.

       1 = Independent  audit of the bank  conducted in       5 = Review of the  bank's  financial  statements
           accordance with generally  accepted auditing           by external auditors.
           standards by a certified  public  accounting
           firm which submits a report on the bank.
       2 = Independent   audit  of  the  bank's  parent       6 = Compilation   of   the   bank's    financial
           holding  company   conducted  in  accordance           statements by external auditors.
           with generally  accepted auditing  standards
           by a certified public  accounting firm which
           submits   a  report   on  the   consolidated
           holding   company   (but  not  on  the  bank
           separately).
       3 = Directors'    examination    of   the   bank       7 = Other  audit   procedures   (excluding   tax
           conducted  in  accordance   with   generally           preparation work).
           accepted  auditing  standards by a certified
           public  accounting  firm (may be required by
           state chartering authority).
       4 = Directors'    examination    of   the   bank       8 = No external audit work.
           performed by other  external  auditors  (may
           be required by state chartering authority).

-----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
